Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Corautus Genetics Inc. 2002 Stock Plan, as amended and restated, and to the incorporation by reference therein of our report dated February 24, 2006, with respect to the consolidated financial statements of Corautus Genetics Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

Atlanta, Georgia	/s/ Ernst & Young LLP
May 19, 2006	Ernst & Young LLP